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                                                                                                                     EXHIBIT 20

                                                    KEY AUTO FINANCE TRUST 1997-1
                                       MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                                                    Servicer: Key Bank USA, N.A.
                                              Indenture Trustee: Bankers Trust Company
                                            Owner Trustee: Chase Manhattan Bank Delaware


Collection Period:  October 1 to October 31, 1999
Distribution Date:  November 15, 1999


Statement for Class A and Class B Noteholders and Certificateholders                                Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                             Class A/Class B
                                                                                                      Certificate Amount
                                                                                                ------------------------------
(i)  Principal Distribution
          Class A-1 Note  Amount                                                                  0.00                     0.0000000
          Class A-2 Note  Amount                                                          5,308,813.31                    80.4365653
          Class A-3 Note  Amount                                                            504,220.47                    10.9278184
          Class B  Note  Amount                                                                   0.00                     0.0000000
          Certificates  Amount                                                                    0.00                     0.0000000


(ii)  Interest Distribution
          Class A-1 Note  Amount                                                                  0.00                     0.0000000
          Class A-2 Note  Amount                                                             26,765.27                     0.4055344
          Class A-3 Note  Amount                                                            236,472.63                     5.1250000
          Class B  Note  Amount                                                             140,304.00                     5.3333333
          Certificates  Amount                                                              112,535.50                     6.4166667


(iii)    Total Pool Balance of Notes and Certificates (end of Collection Period)         89,481,779.53


(iv)    Class A-1 Notes Balance (end of Collection Period)                                        0.00
        Class A-1 Pool Factor (end of Collection Period)                                                                   0.0000000
        Class A-2 Notes Balance (end of Collection Period)                                        0.00
        Class A-2 Pool Factor (end of Collection Period)                                                                   0.0000000
        Class A-3 Notes Balance (end of Collection Period)                               45,636,779.53
        Class A-3 Pool Factor (end of Collection Period)                                                                   0.9890722
        Class B Notes Balance (end of Collection Period)                                 26,307,000.00
        Class B Pool Factor (end of Collection Period)                                                                     1.0000000
        Certificates Balance (end of Collection Period)                                  17,538,000.00
        Certificates Pool Factor (end of Collection Period)                                                                1.0000000


(v)  Basic Servicing Fee                                                                     79,412.34                     0.1741552


(vi)   Aggregate Net Losses                                                                 122,304.75
        Aggregate Realized Losses                                                           298,197.86
        Cummulative Net Losses for all periods                                           21,686,595.28


(vii)   Reserve Account Balance after Giving Effect to Payments                           6,839,790.00
       Made on Distribution Date
        Specified Reserve Account Balance after Giving Effect to Payments                 6,839,790.00
       Made on Distribution Date
        Draws on Reserve Account                                                                  0.00
        Deposits to Reserve Account                                                               0.00


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                                                    KEY AUTO FINANCE TRUST 1997-1
                                       MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                                                    Servicer: Key Bank USA, N.A.
                                              Indenture Trustee: Bankers Trust Company
                                            Owner Trustee: Chase Manhattan Bank Delaware


Collection Period:  October 1 to October 31, 1999
Distribution Date:  November 15, 1999


Statement for Class A and Class B Noteholders and Certificateholders                                  Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                               Class A/Class B
                                                                                                         Certificate Amount
                                                                                                    -------------------------

(viii)   Class A-1 Notes Interest Carryover Shortfall                                             0.00                0.0000000
         Class A-2 Notes Interest Carryover Shortfall                                             0.00                0.0000000
         Class A-3 Notes Interest Carryover Shortfall                                             0.00                0.0000000
         Class B Notes Interest Carryover Shortfall                                               0.00                0.0000000
         Certificates Interest Carryover Shortfall                                                0.00                0.0000000
         Class A-1 Notes Principal Carryover Shortfall                                            0.00                0.0000000
         Class A-2 Notes Principal Carryover Shortfall                                            0.00                0.0000000
         Class A-3 Notes Principal Carryover Shortfall                                            0.00                0.0000000
         Class B Notes Principal Carryover Shortfall                                              0.00                0.0000000
         Certificates Principal Carryover Shortfall                                               0.00                0.0000000


(ix)  Additional Principal Distributable Amount                                                   0.00


(x)    Aggregate Purchase Amount of Receivables Repurchased by the Seller                         0.00
       or purchased by Servicer


(xi)  Delinquent Contracts
                                                                                 Number                      Balance
                                                                             --------------------------------------------------
           30-59 Days                                                             595                              4,193,162.36
           60-89 Days                                                             189                              1,460,021.30
           90 Days or More                                                        123                                869,433.86
           Financed Vehicles repossessed but not yet Charged-off                   28                                197,744.32



ADDITIONAL INFORMATION REQUESTED BY BLOOMBERG:
----------------------------------------------
Weighted Average Coupon of Remaining Portfolio (WAC)                                         0.1274995
Weighted Average Remaining Term of Remaining Portfolio                                      27.5499602

Net Loss Ratio as of Each Collection Period
     (i)   Second Preceding Collection Period                                                0.0025102
     (ii)   Preceding Collection Period                                                      0.0028125
     (iii)  Current Collection Period                                                        0.0012834
     (iv) Three Month Average                                                                0.0022020

Ending Portfolio Balance                                                                 89,481,779.53
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